Exhibit 99.1

David Havlek

salesforce.com

Investor Relations

415-536-2171

dhavlek@salesforce.com

Jane Hynes

salesforce.com

Public Relations

415-901-5079

jhynes@salesforce.com

Salesforce.com Announces Record Fiscal Third Quarter Results

First Enterprise Cloud Computing Company to Exceed $1.1 Billion Annual Revenue Run Rate

•	Record Revenue of $276 Million, up 43% Year-Over-Year

•	GAAP EPS of $0.08, up 60% Year-Over-Year

•	4,100 New Customer Additions

•	Total Customers at 51,800, up 36% Year-Over-Year

•	GAAP Operating Margin Nearly Doubles Year-over-Year to 6%

•	Company Issues FY10 Revenue Guidance of $1.350 - $1.360 Billion

SAN FRANCISCO, Calif. – November 20, 2008 – Salesforce.com (NYSE: CRM), the enterprise cloud computing company, today announced results for its fiscal third quarter ended October 31, 2008.

“In times like these, our value proposition of low start up cost, low risk, and fast results is resonating like never before,” said Marc Benioff, chairman and CEO, salesforce.com. “In the third quarter, we continued to add customers at the same record level we did last quarter, at a time when the traditional enterprise software world was retrenching.”

Salesforce.com delivered the following results for its third quarter fiscal year 2009:

Revenue: Total Q3 revenue was $276.5 million, an increase of 43% on a year-over-year basis and an increase of 5% on a quarter-over-quarter basis. Subscription and support revenues were $253.4 million, an increase of 44% on a year-over-year basis and an increase of 6% on a quarter-over-quarter basis. Professional services and other revenues were $23.1 million, an increase of 41% on a year-over-year basis and a decrease of 1% on a quarter-over-quarter basis.

Earnings per Share: Q3 GAAP diluted earnings per share were approximately $0.08, including approximately $19 million in stock based compensation and approximately $2.5 million in amortization of purchased intangibles related to previously announced acquisitions. For the purpose of this Q3 GAAP EPS calculation, there was an average of approximately 125 million diluted shares outstanding during the quarter.

Deferred Revenue: Deferred revenue was approximately $470 million as of October 31, 2008, an increase of 38% on a year-over-year basis and down approximately 2% on a quarter-over-quarter basis. Excluding a negative foreign currency impact of approximately $14M during the quarter, deferred revenue grew by approximately $4 million in constant currency terms from Q2.

Cash: Cash from operations for the fiscal third quarter was approximately $17 million, compared to $52 million in the year-ago period and $53 million in Q2. Total cash, cash equivalents and marketable securities finished the quarter at approximately $805 million, a decrease of approximately $19 million from Q2 and up approximately $234 million from October 31, 2007. The sequential decrease in cash and marketable securities was primarily due to the company’s previously announced acquisition of InStranet and to the purchase of shares in salesforce.com’s Japanese majority-owned joint venture. Together these items reduced cash by approximately $44 million during the quarter.

Customer Additions: During the quarter net paying customers rose approximately 4,100, and total customer count stands at approximately 51,800. Compared with the year ago quarter, net paying customers have grown by approximately 13,700.

Guidance: As of November 20, 2008, salesforce.com is initiating guidance for its fourth quarter, fiscal year 2009. In addition, the company is initiating revenue guidance for its full fiscal year 2010.

Q4 FY09: Revenue for the company’s fourth fiscal quarter is projected to be in the range of approximately $284 million to approximately $285 million. The company expects fully diluted GAAP EPS to be in the range of $0.06 to $0.07. The GAAP EPS estimate includes the effects of stock based compensation and the amortization of purchased intangibles. For the fourth fiscal quarter, stock based compensation expense is expected to be approximately $22 million, and the expense associated with amortization of purchased intangibles, including that associated with the acquisition of InStranet, is expected to be approximately $4.2 million. For purposes of the Q4 GAAP fully diluted EPS calculation, the company is expecting an average diluted shares count of approximately 127 million shares, and a GAAP tax rate of 48%.

Fiscal FY10: The company is initiating revenue guidance for its full fiscal year 2010 with projected revenue in the range of $1.350 billion to $1.360 billion. The company expects to update this guidance, as well as provide its expectations for FY10 GAAP EPS when it announces its fourth quarter, fiscal year 2009 results planned for February, 2009.

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its third quarter fiscal 2009 results today at 2:00 p.m. Pacific Time. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing domestically (866)-901-SFDC or (866)-901-7332 and internationally (706)-902-1764, passcode salesforce.com or 72989815. A replay will be available at (800) 642-1687 or (706) 645-9291, passcode 72989815, until midnight Eastern Time December 5, 2008.

About salesforce.com

Salesforce.com is the enterprise cloud computing company. The company’s portfolio of SaaS applications, including its award-winning CRM, available at http://www.salesforce.com/products/, has revolutionized the ways that customers manage and share business information over the Internet. The company’s Force.com PaaS enables customers, developers and partners to build powerful on-demand applications that deliver the benefits of multi-tenancy across the enterprise. Applications built on the Force.com platform, available at http://www.force.com/, can be easily shared, exchanged and installed with a few simple clicks via salesforce.com’s Force.com AppExchange marketplace available at http://www.salesforce.com/appexchange/.

As of October 31, 2008, salesforce.com manages customer information for approximately 51,800 customers including ABN AMRO, Dow Jones Newswires, Japan Post, Kaiser Permanente, KONE, Sprint Nextel, and SunTrust Banks. Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM”. For more information please visit http://www.salesforce.com, or call 1-800-NO-SOFTWARE.

###

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected revenue and GAAP earnings per share for the fourth fiscal quarter of 2009 and revenue for the full fiscal year 2010, and our expected tax rate, stock based compensation expense, amortization rate, and shares outstanding, the achievement of which involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with possible fluctuations in our financial and operating results, rate of growth and anticipated revenue run rate; errors, interruptions or delays in our service or our Web hosting; breaches of our security measures; the financial impact the acquisition of InStranet and any future acquisitions; the nature of our business model; our ability to continue to release, and gain customer acceptance of, new and improved versions of our service; successful customer deployment and utilization of our existing and future services; competition; various financial aspects of our subscription model; the emerging market in which we operate; our ability to hire, retain and motivate our employees and manage our growth; changes in our customer base; technological developments; regulatory developments; unanticipated changes in our effective tax rate; and fluctuations in the number of shares we have outstanding, the price of such shares, foreign currency exchange rates, interest rates, and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect our financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including our Form 10-Q that will be filed for the quarter ended October 31, 2008 and our Form 10-K for the fiscal year ended January 31, 2008. These documents are or will be available on the SEC Filings section of the Investor Information section of our website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Copyright (c) 2008 salesforce.com, inc. All rights reserved. Salesforce and the “no software” logo are registered trademarks of salesforce.com, inc., and salesforce.com owns other registered and unregistered trademarks. Other names used herein may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2008	2007	2008	2007
Revenues:
Subscription and support	$253,403	$176,376	$718,464	$484,064
Professional services and other	23,084	16,427	68,722	47,730

Total revenues	276,487	192,803	787,186	531,794
Cost of revenues (1):
Subscription and support	32,424	23,887	91,802	66,446
Professional services and other	23,924	20,394	69,935	58,414

Total cost of revenues	56,348	44,281	161,737	124,860
Gross profit	220,139	148,522	625,449	406,934
Operating expenses (1):
Research and development	26,270	16,892	70,070	46,109
Marketing and sales	136,452	96,216	389,930	270,357
General and administrative	41,284	29,296	117,797	80,889

Total operating expenses	204,006	142,404	577,797	397,355
Income from operations	16,133	6,118	47,652	9,579
Interest, net	3,840	6,556	17,270	17,178
Gain on sale of investment	0	1,272	0	1,272
Other income (expense)	534	285	(1,069)	734

Income before provision for income taxes and minority interest	20,507	14,231	63,853	28,763
Provision for income taxes	(8,824)	(6,594)	(29,693)	(15,089)

Income before minority interest	11,683	7,637	34,160	13,674
Minority interest in consolidated joint venture	(1,559)	(1,125)	(4,485)	(2,697)

Net income	$10,124	$6,512	$29,675	$10,977

Basic net income per share	$0.08	$0.06	$0.25	$0.09

Diluted net income per share	$0.08	$0.05	$0.24	$0.09
Shares used in computing basic net income per share	121,635	117,361	120,759	116,208
Shares used in computing diluted net income per share	125,133	122,169	125,173	121,429

(1) Amounts include stock-based expenses, as follows:
Cost of revenues	$2,817	$2,014	$8,149	$5,753
Research and development	2,494	1,685	6,852	4,472
Marketing and sales	9,235	6,313	26,105	18,197
General and administrative	4,730	4,166	15,119	11,199

Total stock-based expenses	$19,276	$14,178	$56,225	$39,621

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2008	2007	2008	2007
Revenues:
Subscription and support	91%	91%	91%	91%
Professional services and other	9	9	9	9

Total revenues	100	100	100	100
Cost of revenues:
Subscription and support	12	12	12	12
Professional services and other	8	11	9	11

Total cost of revenues	20	23	21	23
Gross profit	80	77	79	77
Operating expenses:
Research and development	10	9	9	9
Marketing and sales	49	50	49	51
General and administrative	15	15	15	15

Total operating expenses	74	74	73	75
Income from operations	6	3	6	2
Interest, net	1	3	2	3
Gain on sale of investment	0	1	0	0
Other income (expense)	0	0	0	0

Income before provision for income taxes and minority interest	7	7	8	5
Provision for income taxes	(3)	(3)	(4)	(3)

Income before minority interest	4	4	4	2
Minority interest in consolidated joint venture	0	(1)	0	0

Net income	4%	3%	4%	2%

Stock-based expenses as a percentage of total revenues, as follows:
Cost of revenues	1%	1%	1%	1%
Research and development	1	1	1	1
Marketing and sales	3	3	3	3
General and administrative	2	2	2	2

Total stock-based expenses	7%	7%	7%	7%

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	October 31, 2008	January 31, 2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$382,314	$279,095
Short-term marketable securities	219,144	171,748
Accounts receivable, net	157,680	220,061
Deferred commissions	35,355	35,679
Deferred income taxes	14,319	7,173
Prepaid expenses and other current assets	39,747	27,055

Total current assets	848,559	740,811
Marketable securities, noncurrent	203,148	218,957
Fixed assets, net	66,833	41,380
Deferred commissions, noncurrent	13,909	16,435
Deferred income taxes, noncurrent	36,258	26,512
Capitalized software, net	31,950	23,061
Goodwill	27,699	8,556
Other assets, net	47,375	13,881

Total assets	$1,275,731	$1,089,593

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,875	$7,478
Accrued expenses and other current liabilities	134,600	125,996
Income taxes payable	1,923	3,622
Deferred revenue	458,044	468,821

Total current liabilities	615,442	605,917
Income taxes payable, noncurrent	10,834	8,465
Long-term lease abandonment liability and other	6,150	2,136
Deferred revenue, noncurrent	11,490	12,073
Minority interest	13,428	8,943

Total liabilities	657,344	637,534
Stockholders’ equity:
Common stock	122	119
Additional paid-in capital	613,768	471,802
Accumulated other comprehensive loss	(7,592)	(2,276)
Retained earnings (deficit)	12,089	(17,586)

Total stockholders’ equity	618,387	452,059

Total liabilities and stockholders’ equity	$1,275,731	$1,089,593

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2008	2007	2008	2007
Operating activities:
Net income	$10,124	$6,512	$29,675	$10,977
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of investment	0	(1,272)	0	(1,272)
Loss on securities	2,052	0	2,052	0
Minority interest	1,559	1,125	4,485	2,697
Depreciation and amortization	7,910	6,758	24,938	17,651
Amortization of deferred commissions	14,784	11,044	43,414	29,727
Expenses related to stock-based awards	19,276	14,178	56,225	39,621
Excess tax benefits from employee stock plans	(17,706)	(9,298)	(42,247)	(24,504)
Changes in assets and liabilities	(20,878)	22,951	35,486	48,585

Net cash provided by operating activities	17,121	51,998	154,028	123,482

Investing activities:
Purchase of subsidiary stock	(16,693)	0	(16,693)	0
Business combination, net of cash acquired	(27,344)	0	(27,344)	0
Changes in marketable securities	(30,263)	(35,140)	(38,841)	(83,087)
Capital expenditures	(11,614)	(9,122)	(48,827)	(35,183)
Proceeds from sale of investment	0	1,659	0	1,659

Net cash used in investing activities	(85,914)	(42,603)	(131,705)	(116,611)

Financing activities:
Proceeds from the exercise of stock options	6,595	20,586	40,605	44,290
Excess tax benefits from employee stock plans	17,706	9,298	42,247	24,504
Principal payments on capital lease obligations	(286)	(6)	(291)	(169)

Net cash provided by financing activities	24,015	29,878	82,561	68,625

Effect of exchange rate changes	49	(1,461)	(1,665)	(1,343)

Net (decrease) increase in cash and cash equivalents	(44,729)	37,812	103,219	74,153
Cash and cash equivalents, beginning of period	427,043	122,949	279,095	86,608

Cash and cash equivalents, end of period	$382,314	$160,761	$382,314	$160,761

salesforce.com, inc.

Additional Metrics

(Unaudited)

	Oct 31, 2008	July 31, 2008	April 30, 2008	Jan 31, 2008	Oct 31, 2007	Jul 31, 2007
Full Time Equivalent Headcount	3,318	3,046	2,864	2,606	2,461	2,302

Financial data (in thousands):
Cash, cash equivalents and marketable securities	$804,606	$823,417	$750,633	$669,800	$571,003	$497,191
Deferred revenue, current and non-current	$469,534	$479,546	$470,297	$480,894	$340,808	$321,852

	Three Months Ended October 31,		Nine Months Ended October 31,
	2008	2007	2008	2007
Revenues by geography (in thousands):
Americas	$200,143	$141,682	$567,076	$399,477
Europe	48,076	33,880	142,597	88,614
Asia Pacific	28,268	17,241	77,513	43,703

	$276,487	$192,803	$787,186	$531,794

As a percentage of total revenues:

Revenues by geography:
Americas	72%	73%	72%	75%
Europe	17	18	18	17
Asia Pacific	11	9	10	8

	100%	100%	100%	100%